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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Creative BioMolecules, Inc. on Form S-8 of our report dated February 26, 1999, appearing in the Annual Report on Form 10-K of Creative BioMoleclues, Inc. for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
August 4, 1999